UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2025

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1680 38th Street, Suite 130
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below of this Current Report on Form 8-K is incorporated herein by reference.

The securities described below were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemptions from registration under the Securities Act afforded by Section 3(a)(9) and Section 4(a)(2) thereunder.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 25, 2025, Auddia Inc. (the “Company”) announced that Peter Shoebridge intends to resign from his position as Chief Technology Officer of the Company effective August 29, 2025.

Mr. Shoebridge's resignation did not result from any disagreement or difference of opinion with the Company with respect to its operations, policies, practices, internal controls, financial statements, audit scope limitations, audit reports, or management representations, nor was it otherwise connected in any way with the Company’s financial controls or audit procedures.

Pursuant to Section 5.2 of Mr. Shoebridge’s existing Employment Agreement dated October 13, 2021, Mr. Shoebridge will be entitled, subject to his non-revocation of a general release of claims in favor of the Company, to the following separation benefits: (i) the Company will continue to pay to Mr. Shoebridge his current base salary for the next nine months; and (ii) the Company will pay Mr. Shoebridge’s COBRA health insurance continuation premiums for up to the next nine months.

Item 8.01.	Other Events.

Update on Recent Financing Transactions.

As previously disclosed in our Form 10-Q Quarterly Report for the period ended June 30, 2025 filed on August 8, 2025, in July and early August 2025, the Company issued 360,000 shares of common stock under our existing Equity Line Common Stock Purchase Agreement with White Lion Capital for cash proceeds of $1.9 million.

Later in August 2025, the Company issued an additional 610,000 shares of common stock under our existing Equity Line Common Stock Purchase Agreement for additional cash proceeds of $1.77 million.

As previously disclosed in our Form 10-Q Quarterly Report filed on August 8, 2025, on August 5, 2025, the Company entered into a series of exchange agreements (the “Exchange Agreements”) with certain accredited investors to exchange 569 outstanding shares of the Company’s Series B preferred stock (including accrued dividends thereon) for 132,724 shares of common stock at an exchange price of $4.486 per common share.

Later in August 2025, the Company entered into additional Exchange Agreements with certain accredited investors to exchange 966 additional outstanding shares of the Company’s Series B preferred stock (including accrued dividends thereon) for 387,850 additional shares of common stock at an exchange price of $2.65 per common share. No shares of Series B preferred stock remain outstanding.

As a result of these transactions, the Company now has approximately 2,145,533 total common shares outstanding as of August 25, 2025.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

August 29, 2025	By:	/s/ John Mahoney
Name: John Mahoney
Title: Chief Financial Officer

3